UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2005

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number)	(IRS Employer Identification No.)
000-18911	81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01      OTHER EVENTS

          On July 14, 2005, Glacier Bancorp, Inc., Kalispell, Montana (“Glacier”) and its subsidiary, First Security Bank of Missoula (“First Security”), entered into a Plan and Agreement of Merger (the “Merger Agreement”) with Thompson Falls Holding Co. (“TFHC”) and its subsidiary, First State Bank ( “FSB”).  Under the terms of the Merger Agreement, TFHC will merge with and into Glacier, and FSB will merge with and into First Security.

          Effective at the time of the merger, the outstanding common shares of TFHC will be converted into the right to receive aggregate consideration comprised of 734,580 shares of Glacier common stock and $2.1 million in cash.

          Consummation of the transaction is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of TFHC.  For information regarding the terms of the proposed transaction, reference is made to the press release dated July 14, 2005, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01      FINANCIAL STATEMENTS AND EXHIBITS

               (a)    Financial statements. – not applicable

               (b)    Pro forma financial information. – not applicable

               (c)    Exhibits.

                              99.1     Press Release dated July 14, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2005	GLACIER BANCORP, INC.

	By:	MICHAEL J. BLODNICK

Michael J. Blodnick
President and Chief Executive Officer